SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2003

DOMINO’S, INC.

(Exact name of Registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	333-74797 (Commission File Number)	38-3025165 (I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106

(Address of Principal Executive Offices) (Zip Code)

(734) 930-3030

Registrant’s Telephone number, including area code

Item 5.    Other Events.

On June 25, 2003, we, together with TISM, Inc., our parent corporation (“TISM”), and our subsidiaries, consummated the following recapitalization transaction:

(1)    Pursuant to the Purchase Agreement dated June 18, 2003, which is attached hereto as Exhibit 10.1, we issued and sold $403,000,000 aggregate principal amount at maturity of 8¼% Senior Subordinated Notes due 2011 (the “2011 Notes”);

(2)    Pursuant to the Amended and Restated Credit Agreement dated June 25, 2003, which is attached hereto as Exhibit 10.2 (the “Credit Agreement”), we borrowed $610,000,000 in term loans; and

(3)    With the proceeds from the 2011 Notes, borrowings under the Credit Agreement and cash from operations:

•	we purchased, pursuant to the Offer to Purchase and Consent Solicitation Statement dated May 28, 2003 and attached as Exhibit 99.2 to our Current Report on Form 8-K which was filed with the Securities and Exchange Commission on May 29, 2003, an aggregate of $206,706,000 principal amount of our 10 3/8% Senior Subordinated Notes due 2009 (the “2009 Notes”), representing all of the 2009 Notes that were validly tendered in the tender offer, for an aggregate purchase price of approximately $236.7 million;

•	we repaid all amounts outstanding under our previous senior credit facility;

•	TISM redeemed all of its outstanding 11.5% Cumulative Preferred Stock for an aggregate redemption price of approximately $200.5 million;

•	TISM declared and paid a dividend on its outstanding common stock in the aggregate amount of approximately $188.3 million;

•	we made compensatory make-whole payments to specified TISM shareholders and to our officers, directors and employees who hold TISM stock options in the aggregate amount of approximately $12.4 million; and

•	we paid the related transaction fees and expenses.

Following the consummation of the recapitalization transaction described above, we had outstanding $610,000,000 of term loan borrowings under the Credit Agreement, $403,000,000 aggregate principal amount at maturity of our 2011 Notes, and $11,234,000 aggregate principal amount of our 2009 Notes.

In connection with the recapitalization transaction described above, we entered into a new employment agreement with our Chairman and Chief Executive Officer, which agreement is attached hereto as Exhibit 10.5.

Item 7.    Financial Statements and Exhibits

Exhibit 4.6

Indenture dated June 25, 2003 by and among Domino’s, Inc., Domino’s Franchise Holding Co., Domino’s Pizza LLC, Domino’s Pizza PMC, Inc., Domino’s Pizza International, Inc., Domino’s Pizza International Payroll Services, Inc., Domino’s Pizza-Government Services Division, Inc. and Domino’s Pizza NS Co. and BNY Midwest Trust Company, as trustee.

Exhibit 4.7

Registration Rights Agreement dated June 25, 2003 by and among Domino’s, Inc., Domino’s Franchise Holding Co., Domino’s Pizza LLC, Domino’s Pizza PMC, Inc., Domino’s Pizza International, Inc., Domino’s Pizza International Payroll Services, Inc., Domino’s Pizza-Government Services Division, Inc. and Domino’s Pizza NS Co. and J.P. Morgan Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Lehman Brothers Inc.

Exhibit 10.1

Purchase Agreement dated June 18, 2003 by and among Domino’s, Inc., Domino’s Franchise Holding Co., Domino’s Pizza LLC, Domino’s Pizza PMC, Inc., Domino’s Pizza International, Inc., Domino’s Pizza International Payroll Services, Inc., Domino’s Pizza-Government Services Division, Inc. and Domino’s Pizza NS Co. and J.P. Morgan Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Lehman Brothers Inc.

Exhibit 10.2.

Credit Agreement, dated as of July 29, 2002 and amended and restated as of June 25, 2003, among Domino’s, Inc., as borrower, TISM, Inc., as guarantor, the lenders listed therein, as lenders, JPMorgan Chase Bank, as administrative agent, Citicorp North America, Inc., as syndication agent, and Bank One, NA, as documentation agent.

Exhibit 10.3	Pledge Agreement, dated as of July 29, 2002 and amended and restated as of June 25, 2003, made by each of the Pledgors (as defined therein) to JPMorgan Chase Bank, as collateral agent.

Exhibit 10.4

Security Agreement, dated as of July 29, 2002 and amended and restated as of June 25, 2003, among Domino’s, Inc., TISM, Inc. and certain of their respective subsidiaries, and JPMorgan Chase Bank, as collateral agent.

Exhibit 10.5	Employment Agreement dated as of June 1, 2003 between David A. Brandon and TISM, Inc., Domino’s, Inc. and Domino’s Pizza LLC.

Exhibit 10.6	TISM, Inc. Fourth Amended and Restated Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S, INC.

By:	/s/ Harry J. Silverman
Name: Harry J. Silveman Title: Chief Financial Officer

Date: June 25, 2003

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